UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2011 (September 15, 2011)

SOLERA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Village Circle, Suite 100

Westlake, Texas 76262

(Address of principal executive offices, including Zip Code)

(817) 961-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 15, 2011, the Board of Directors (the “Board”) of Solera Holdings, Inc. elected Thomas C. Wajnert to the Board. Mr. Wajnert intends to serve on one or more of the Board’s standing committees, but his standing committee assignments have not been completed.

Mr. Wajnert, 68, has been a Senior Managing Director of The AltaGroup, LLC, a global consulting organization providing advisory services to the financial services industry, since January 2011. He was self-employed from July 2006 to December 2010 providing advisory services to public and private companies and private equity firms. From January 2002 to June 2006, he was Managing Director of Fairview Advisors, LLC, a merchant bank he co-founded. Mr. Wajnert retired as Chairman of the Board and Chief Executive Officer of AT&T Capital Corporation, a commercial finance and leasing company, where he was employed from November 1984 until December 1997. Mr. Wajnert is currently a member of the boards of directors of Reynolds America, Inc., a holding company for tobacco products companies, UDR, Inc., a real estate investment trust, the St. Helena Hospital Foundation, and FGIC, Inc., a privately held financial guarantee insurance company. Mr. Wajnert has also served on the boards of directors of NYFIX, Inc. and JLG Industries, Inc. Mr. Wajnert holds a B.S. from the Illinois Institute of Technology and an M.B.A. from Southern Methodist University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ JASON M. BRADY
Date: September 19, 2011	Name:	Jason M. Brady
	Title:	Senior Vice President, General Counsel and Secretary